UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 8, 2014

TASER International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)
(480) 991-0797
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers	2

SIGNATURE	3

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 4, 2014, the Company eliminated the position of Chief Operating Officer and terminated the Executive Employment Agreement and employment of Jeffrey Kukowski who held that position, effective January 5, 2015.   The Company will pay Mr. Kukowski severance payments pursuant to his Executive Employment Agreement as amended by the Board of Directors to increase his severance payments from two months to up to six months following a one month written notice period. Mr. Kukowski is also entitled to exercise any unexpired and vested stock options or restricted stock units as of January 5, 2015. The terms of Mr. Kukowski’s separation are still being negotiated but the Company expects the severance charge to be between $150,000 and $300,000. Also on December 4, 2014, Douglas Klint resigned as President of TASER effective April 6, 2015 and will remain with the Company and retain the title of General Counsel. The Company also appointed Luke Larson to the position of President of TASER effective April 6, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2014	TASER International, Inc.

	By:	/s/ DOUGLAS E. KLINT
Douglas E. Klint
General Counsel